EXHIBIT 3.57
SECOND AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
TRI-SHELL 35 LLC
Under Section 18-208 of the
Delaware Limited Liability Company Act
     This Second Amended and Restated Certificate of Formation of Tri-Shell 35 LLC (the “Company”) has been duly executed and is being filed by the undersigned, as an authorized person, in accordance with the provisions of Section 18-208 of the Delaware Limited Liability Company Act, to again amend and restate the Amended and Restated Certificate of Formation (the “Certificate of Formation”) of the Company, which was originally filed on November 9, 1998 with the Secretary of State of Delaware.
     1. The original name of the Company was Paradise Valley Hospital, LLC and its Original Certificate of Formation was filed November 9, 1998.
     2. The name of the Company was subsequently changed to Tri-Shell 35 LLC pursuant to the Amended and Restated Certificate of Formation filed October 2, 2002.
     3. The Certificate of Formation is hereby again amended and restated in its entirety to read as follows:
     “FIRST: The name of the Company is National Park Physician Services, LLC.
     SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
     THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.”
     IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Formation as of October 17, 2003.

By:	/s/ Donald P. Fay
Donald P. Fay
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 12:22 PM 10/17/2003 FILED 12:22 PM 10/17/2003 SRV 030669444 — 2964329 FILE

State of Delaware
Secretary of State
Division of Corporations
P. O. Box 898
Dover, Delaware 19903
[SEAL[

030669444
9375741       10-20-2003
TRIAD HOSPITALS INC.
5800 Tennyson Parkway
Plano, TX 75024
ATTN: CINDY JARRELL X

DESCRIPTION	AMOUNT
NATIONAL PARK PHYSICIAN SERVICES, LLC 2964329 0245 Restated; Domestic
Amendment Fee	80.00
Court Municipality Fee, Wilm.	20.00
Expedite Fee, 24 Hour	50.00

FILING TOTAL	150.00
NATIONAL PARK PHYSICIAN SERVICES, LLC 2964329 8300 Certificate in Re Short
Certification Fee	30.00
Expedite 24 Hr., 1-3 Re-Short	30.00

FILING TOTAL	60.00

TOTAL CHARGES	210.00

TOTAL PAYMENTS	210.00

SERVICE REQUEST BALANCE	.00

CERTIFICATE OF AMENDMENT
TO
SECOND AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
NATIONAL PARK PHYSICIAN SERVICES, LLC
     The undersigned authorized person, desiring to amend the Second Amended and Restated Certificate of Formation of National Park Physician Services, LLC (the “LLC”) pursuant to Section 18-202 of the Delaware Limited Liability Company Act does hereby certify as follows:
     1. The original name of the LLC was Paradise Valley Hospital, LLC, and its original Certificate of Formation was filed November 9, 1998 with the Delaware Secretary of State.
     2. The name of the LLC was subsequently changed to Tri-Shell 35, LLC pursuant to the Amended and Restated Certificate of Formation filed with the Delaware Secretary of State on October 2, 2002.
     3. The name of the LLC further changed from Tri-Shell 35, LLC to National Park Physician Services, LLC pursuant to the Second Amended and Restated Certificate of Formation, filed October 17, 2003, with the Delaware Secretary of State.
     4. The Second Amended and Restated Certificate of Formation of the LLC is hereby further amended as follows:
     SECOND: The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
     THIRD: The name and address of the registered agent for service of process on the LLC in the state of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801
     5. This Certificate of Amendment shall be effective upon its filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 29th day of February, 2008.

By:	/s/ Denise W. Warren
	Name:	Denise W. Warren
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 4:15 PM 03/03/2008 FILED 2:58 PM 03/03/2008 SRV 080275568 — 2964329 FILE